Exhibit 10.4

GUARANTY

This Guaranty, dated December 30, 2011, is made by the undersigned entity (“Guarantor”), in favor of Paragon Capital Offshore LP (the “Lender”).

W I T N E S S E T H

WHEREAS, contemporaneously herewith, Nuvel Inc. ("Nuvel"), a Delaware corporation, has issued a Secured Promissory Note in the principal amount of $390,000 in favor of Lender (the "Note"); and

WHEREAS, as a result of the transactions contemplated by that certain Share Exchange Agreement between Nuvel, Guarantor and the prior securityholders of Nuvel, dated as of the date hereof, Guarantor is the sole shareholder of Nuvel, and as such, will derive direct and indirect benefits from the issuance of the Note; and

WHEREAS, in order to induce Lender to loan the funds which are the subject of the Note, Guarantor has agreed to execute and deliver this Guaranty;

NOW, THEREFORE, Guarantor agrees as follows:

1.             Guaranty.

(a)            Guarantor absolutely and unconditionally personally guarantees the prompt payment and performance of all obligations of Nuvel to Lender, whether now existing or hereafter arising, under the Note (such obligations hereinafter collectively called the “Obligations”).

(b)            Guarantor absolutely and unconditionally personally guarantees to pay or perform all the Obligations, if and to the extent such Obligations are not performed by Nuvel, after the expiration of any applicable cure periods, regardless of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and notwithstanding that any part or all of the Note shall be void or voidable as against Nuvel or any of Nuvel's creditors, including a trustee in bankruptcy of Nuvel. Guarantor agrees that Lender shall not be required to pursue or exhaust any remedies against Nuvel with respect to any collection of the Obligations before proceeding against Guarantor for full repayment thereof.

(c)            It is expressly understood that upon repayment of all Obligations in full, this Guaranty shall terminate and the responsibilities of the Guarantor hereunder shall expire.

2.          Waivers by Guarantor.

(a)         Guarantor waives notice of acceptance hereof and of all notices and demands of any kind to which Guarantor may be entitled including, without limitation, all demands of payment and notice of nonpayment to Guarantor.  Guarantor further consents to any agreement or arrangement for discharge or release of the whole or any part of the Obligations or for compromise of any sums due in any way whatsoever; and the same shall in no way impair Guarantor's liability hereunder.

(b)         Guarantor waives any right to require Lender to: (i) proceed against Nuvel; or (ii) pursue any other remedy which Lender may have, including against any other guarantor of Nuvel's obligations to Lender.

(c)         Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Guarantor may now or hereafter have against Nuvel or any person directly or contingently liable for the obligations guaranteed hereunder, or against or with respect to Nuvel's property, arising from the existence or performance of this Guaranty.

3.          Primary Nature of Guaranty.  The liability of Guarantor is present, absolute, unconditional, continuing, primary, direct and independent of the obligations of Nuvel.  Nothing shall discharge or satisfy Guarantor's liability hereunder except the full performance of all of the Obligations.

4.          Reinstatement of Guaranty.  Notwithstanding anything to the contrary contained in this Guaranty, the terms of this Guaranty shall remain in full force and effect or be reinstated, as the case may be, if at any time payment of any of the Obligations hereunder is rescinded or otherwise restored by Lender to Nuvel or to any other person who made such payment, or to the creditors or creditors' representative of Nuvel or such other person.

5.          No Waiver by Lender.  No failure, omission or delay on the part of Lender in exercising any rights hereunder or in taking any action to enforce performance of the Obligations, either against Nuvel or any other person liable therefor, shall operate as a waiver of any such right or shall, in any manner, prejudice the rights of Lender against Guarantor.

6.          Modifications.  No provision hereof shall be modified or limited, except by a written agreement expressly referring hereto and to the provision so modified or limited, and signed by Guarantor and Lender.

7.          Merger.  This writing is intended by the parties as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms thereof.  No course of prior dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term used in this agreement of guaranty.

8.         Severability.  In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.         Notices.  Any notice required hereunder shall be in writing, and shall be deemed to have been validly served if delivered by overnight courier, such as Federal Express, with proper postage prepaid, or by hand and addressed to the party to be notified at the address of such party set forth in this Guaranty or to such other address as each party may designate for itself by like notice.  Such notice shall be deemed received, if sent by over-night courier, the next day, and if sent by hand, upon delivery.

10.       Governing Law.  This Guaranty shall be deemed to have been delivered at and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York applicable to contracts entered into between persons resident therein.

11.       Venue.  Guarantor irrevocably consents that any legal action or proceeding against Guarantor under, arising out of or in any manner relating to this Guaranty or the Obligations, may be brought in any court of the State of New York or in the United States District Court for the Southern District of New York.  Guarantor, by the execution and delivery of this guaranty, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding brought by the Lender.  Guarantor hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

12.       Successors and Assigns.  This Guaranty shall inure to the benefit of Lender, its successors and assigns and shall be binding on Guarantor and Guarantor's heirs, administrators, estate, executors, successors and assigns; provided, however, that Guarantor may not assign or delegate any of its obligations contained in this Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has duly executed this Guaranty on the date first above set forth.

HARMONY METALS, INC.

By:  /s/  Jay Elliot

Name:    Jay Elliot

Title:     Chief Executive Officer